Exhibit 10.32

Amendment No. 3
to
Lease (3Net) by and between
Lincoln Holdings, LLC, as Landlord, and Hythiam, Inc., as Tenant

This Amendment No. 3 (the “Amendment”) is entered into effective July 27, 2010  by and between Lincoln Holdings, LLC ("Landlord") and Hythiam, Inc. (“Tenant”), in order to amend that certain Lease dated as of April 26, 2005 as modified/amended prior to the date hereof by and between Landlord and Tenant (the “Original Lease”).

Recitals

A.  Tenant has requested that Landlord extend the term of the Original Lease.

B.  Landlord is willing to agree to such as extension based on the following terms and conditions.

Amendment Provisions

Therefore, Landlord and Tenant hereby agree to the following modifications to the Original Lease:

1. Extension of Lease Term.  The term of the Lease is extended such that the Expiration Date of the Original Lease shall be February 14, 2011, except that such date can be further extended pursuant to the next sentence. Unless either party hereto gives the other a written notice, at least 30 days before February 14, 2011, confirming the February 14, 2011 term expiration, the term of the Lease shall be further extended after February 14, 2011 on a month-to-month basis (and Expiration Date of the Lease shall be correspondingly further extended). For the avoidance of doubt, all other terms and conditions set forth in the Original Lease as amended hereby shall continue to apply during any extension of the Lease term pursuant to this Paragraph 1.

2. Rent Commencement Date.  August 15, 2010

3. Monthly Base Rent.  $3,061.00 (three thousand sixty-one dollars and no cents)

4. Monthly Parking Rent. $246.00 (two hundred forty-six dollars and no cents)

5. Monthly CAM and Taxes. $3,819.00 (three thousand eight hundred nineteen dollars and no cents)

6. Leasehold Improvements.  To the extent determined necessary by the Landlord and at the Landlord’s expense the Landlord shall cause the construction of partitions and/or install doors in order to separate Suite 220-250 into two rentable spaces as indicated in Exhibit “J” or as otherwise mutually agreed by the parties.  Landlord and Tenant agree to work with each other to reasonably ensure there is no disruption to Tenant’s or other occupants’ business(s) while making leasehold improvements.

7. Confidentiality.  Tenant agrees, and shall cause its employees and agents to agree, to keep confidential and not disclose to any other tenant or any third party any of the terms set forth in this Amendment.

8. Continued Effectiveness of Original Lease.  Except as amended by this Amendment, the Original Lease shall remain in full force and effect.

9. All capitalized terms not otherwise defined herein shall have the meanings given in the Original Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

"LANDLORD"		"TENANT"
Lincoln Holdings, LLC		Hythiam, Inc.
By:	Beptal, Inc., its Manager

By:	/s/ BENJAMIN B. EFRAIM	By:	/s/ RICHARD A. ANDERSON
	Benjamin B. Efraim, its President		Richard A. Anderson, COO